EXHIBIT 10.22
SECOND AMENDMENT TO LOAN AGREEMENT
THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made effective as of the 5th day of June, 2008, by and between PRE-PAID LEGAL SERVICES, INC., an Oklahoma corporation (“Borrower”) and BANK OF OKLAHOMA, N.A., a national banking association (“Bank”).
W I T N E S S E T H:
WHEREAS, on June 11, 2002, Borrower and Bank agreed to an extension of credit in the principal amount of Thirty Million and No/100 Dollars ($30,000,000.00) from Bank to Borrower consisting of: (i) a $10,000,000 term loan for the primary purpose of purchasing Borrower’s shares of stock in the open market, as evidenced by a promissory note in a like amount; and (ii) a $20,000,000 term loan for the purpose of financing construction costs attendant to Borrower’s new corporate headquarters in Ada, Oklahoma (the “Loan”), as evidenced by a promissory note in a like amount (the “Note”), all as described in that certain Loan Agreement dated as of such date (the “Loan Agreement”).
WHEREAS, the $10,000,000.00 term loan for the stock acquisition has since been repaid and Bank has no commitment to make Advances thereunder;
WHEREAS, Borrower and Bank amended the Loan Agreement for the first time on June 23, 2006 (the “First Amendment”) in order to, among other things, extend the maturity date and modify certain financial covenants (the Loan Agreement as amended by the First Amendment is referred to herein as the “Agreement”);
WHEREAS, Borrower’s obligations pursuant to the Agreement and Note described therein are secured by certain collateral as described in the Agreement;
WHEREAS, the collateral securing the indebtedness evidenced by or described in the Agreement and the Note consisting of the real estate and other property described in the Mortgage shall continue to secure the indebtedness described in the Agreement, as hereby amended;
WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement; and
WHEREAS, Borrower and Bank desire to amend the Agreement for the second time in order to, among other things not specifically set forth in this recital, include an additional term loan, modify certain covenants, and such other changes as are more specifically set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
CHANGES TO THE LOAN AGREEMENT
Borrower and Bank have agreed to modify, supplement and amend certain portions and/or terms of the Agreement. The Agreement is hereby amended as follows:
1.1 The definitions for the terms “Stock Loan”, “Stock Loan Commitment”, “Stock Note” and “Stock Note Maturity Date” are herein after deleted from Sections 1.37, 1.38, 1.39 and 1.40, respectively and the following definitions are substituted in their place:
1.37 New Term Loan. The term “New Term Loan” shall refer to that loan described at Section 2.1 below.

1.38 New Term Loan Commitment. The term “New Term Loan Commitment” shall refer to the amount of $10,000,000.00 which amount represents the maximum amount of credit available to Borrower pursuant to the New Term Loan.
1.39 New Term Note. The term “New Term Note” shall mean that certain term promissory note in an amount not in excess of $10,000,000.00 in the form of Exhibit “A-1” attached hereto, together with all renewals, extensions, and modifications thereto.
1.40 New Term Loan Maturity Date. The term “New Term Loan Maturity Date” shall mean May 31, 2009.
1.2 The entire Section 2.1 of the Agreement, Stock Loan, is hereby deleted and replaced with the following in order to substitute terms pertaining to a new $10,000,000.00 from Bank to Borrower for the Stock Loan referenced therein and which shall state as follows:
2.1 New Term Loan. The Bank agrees to extend credit to the Borrower as evidenced by the New Term Note. This New Term Loan is unsecured notwithstanding any language contained in any mortgage or security agreement previously executed by Borrower. The New Term Note will be in the form of an amortizing or term credit and the Bank shall have no obligation to make additional advances. No negative amortization will be permitted.
2.1.1 Principal. The principal amount of the New Term Loan shall not exceed $10,000,000.00.
2.1.2 Note Interest Rate. Beginning on the date of the Advance hereunder, and continuing throughout the life of the New Term Loan, the outstanding principal amount of the New Term Note shall bear interest per annum at the LIBOR Rate plus 1.625%. Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. The LIBOR Rate shall be adjusted on the first day of each month commencing July 1, 2008. From the date hereof through June 30, 2008, the New Term Note shall accrue interest at the rate of 4.07%.
2.1.3 Advances and Purpose. A single Advance in the amount of $10,000,000.00 in the aggregate will be available on the request of the Borrower until June 16, 2008. This New Term Loan is expressly not a revolving credit. Once sums are advanced they cannot be paid back and re-advanced.
2.1.4 Repayment. Beginning June 30, 2008 and continuing on the last day of each month thereafter through the New Term Loan Maturity Date, Borrower shall make a payment of principal in the amount of $833,333.33 together with a payment of all accrued but unpaid interest on the New Term Note. All outstanding principal plus all accrued but unpaid interest is due and payable on the New Term Loan Maturity Date.
1.3 The definitions of the terms “Loan”, “Loan Documents, and “Fixed Charge Coverage Ratio” set forth at Sections 1.17, 1.18 and 1.46 of the Agreement are hereby amended and restated in its entirety as follows:
1.17 Loan. The term “Loan” shall mean each of the Real Estate Loan which is evidenced by the Note and the New Term Loan which is evidenced by the New Term Note.

1.18 Loan Documents. The term “Loan Documents” shall collectively mean this Agreement, as amended, the Note, the New Term Note, the Mortgage, all financing statements and all other security documents and instruments executed and delivered in connection with the Loan described herein which secure the obligations of the Borrower to the Bank and any renewals, amendments, supplements or modifications thereof or thereto.
1.46 Fixed Charge Coverage Ratio. The term “Fixed Charge Coverage Ratio” shall mean, with respect to Borrower for any period, the ratio of (a) EBITDA for such period minus the sum of (i) income taxes paid (to the extent not already incurred in a prior period) or incurred during such period, (ii) Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, and (iii) dividends paid by Borrower on its common Stock during such period in accordance with Section 6.10 of the Wells Fargo Credit Agreement (but excluding dividends paid with identifiable proceeds of loans made pursuant to the Wells Fargo Credit Agreement) to (b) Fixed Charges for such period.
1.4 The entire Section 7.6 of the Agreement, Dividends and Distributions, is hereby deleted and replaced in its entirety with the following:
7.6 Dividends and Distributions. Borrower shall not make any distributions or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Borrower’s Stock, of any class, whether now or hereafter outstanding; provided that so long as (a) no Default or Event of Default exists at the time of such purchase or payment or would result therefrom, and (b) “Qualified Cash” is greater than or equal to $10,000,000.00 both before and after giving effect to such purchase or payment. Borrower may purchase its common stock or pay dividends on its common stock, in each case (i) using the proceeds of the Wells Fargo Loan, or (ii) using the proceeds of the New Term Loan. For purposes of this section 7.6, “Qualified Cash” shall be defined as cash not held by a Subsidiary of the Borrower that is deemed to be an insurance company, but shall exclude unused proceeds from the Well Fargo Loan or the New Term Loan, provided that the Borrower shall not be prohibited from using the proceeds from the New Term Loan to purchase Borrower’s shares in the open market.
1.5 All references to the term “Note” set forth in Section 10 of the Agreement, EVENTS OF DEFAULT, are hereby deemed to refer to each of the Real Estate Note and the New Term Note.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
2.1 This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.
2.2 All balance sheets, income statements and other financial data which have been or are hereafter furnished to Bank by Borrower to induce Bank to make or extend the Loans hereunder due, and as to subsequent financial statements will, fairly represent Borrower’s financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Bank are and will be, when furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter and, since the date of such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise, of Borrower.
2.3 With the exception of Section 5.5 of the Agreement, all of the Borrower’s representations and warranties set forth in Section 5 of the Agreement, REPRESENTATIONS AND WARRANTIES, as amended hereby, are true and correct on and as of the date hereof after giving effect to this Amendment with the same effect as though made and repeated by Borrower as of the date hereof.

ARTICLE 3
CONDITIONS PRECEDENT TO AMENDMENT
Banks’ obligations pursuant to this Amendment are subject to the following conditions:
3.1 Banks and Borrower shall have executed and delivered this Amendment.
3.2 Borrower shall have executed and delivered to Bank the New Term Note.
3.3 Borrower shall have executed and delivered to Bank any amendments to the other Loan Documents (other than the Agreement) as required by Bank.
3.4 Bank shall be satisfied that all obligations to the Bank other than the Loan and what is referred to as the “Aircraft Loan” is paid off.
3.5 The Borrower’s representations and warranties set forth in Article 2 hereof shall be true and correct on and as of the date hereof.
3.6 As of the date hereof, no Event of Default or any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing.
ARTICLE 4
OTHER COVENANTS AND MISCELLANEOUS TERMS
4.1 Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.
4.2 The Note described in the Agreement shall continue to be secured by the Collateral, without interruption or impairment of any kind. The New Term Note is not secured by the Collateral.
4.3 This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrower and Bank, and their respective successors and assigns. All obligations of the Borrower under the Agreement and all rights of Bank and any other holder of the Note or New Term Note, whether expressed herein or in the Note and New Term Note, shall be in addition to and not in limitation of those provided by applicable law. Borrower and Bank irrevocably agree that all suits or proceedings arising from or related to the Agreement, as amended, or the Note or New Term Note, shall be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, and Borrower and Bank hereby irrevocably waive any objection to such jurisdiction and venue.
4.4 This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.

Executed effective as of the date first above written.

BORROWER:	PRE-PAID LEGAL SERVICES, INC., an Oklahoma Corporation:
	By:	/s/ Steve Williamson
		Name:	Steve Williamson
		Title:	Chief Financial Officer

BANK:	BANK OF OKLAHOMA, N.A.
/s/ Laura Christofferson
By: Laura Christofferson
Its: Senior Vice President

ANNEX NO. 1
NEW TERM NOTE

$10,000,000.00	June 5, 2008
FOR VALUE RECEIVED, the undersigned Borrower (herein called the “Borrower,”) hereby promises to pay to the order of BANK OF OKLAHOMA, N.A., a national banking association (“Lender”), without offset, in immediately available funds in lawful money of the United States of America, at 201 Robert S. Kerr Ave., Oklahoma City, Oklahoma 73102 the principal sum of Ten Million and no/100 Dollars ($10,000,000.00), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided, as follows:
Until such time as all amounts owing by Borrower under this Note have been repaid to Lender in their entirety, beginning June 30, 2008 and continuing on the last day of each month thereafter through the New Term Loan Maturity Date, Borrower shall make a payment of principal in the amount of $833,333.33 together with a payment of all accrued but unpaid interest on this Note. All outstanding principal plus all accrued but unpaid interest is due and payable on the Maturity Date.
This Note shall mature (the “New Term Loan Maturity Date”) and the entire principal balance of this Note, together with all accrued and unpaid interest thereon, unless accelerated, shall be due on May 31, 2009.
1. Security; Loan Documents. This Note is unsecured.
2. Interest Rate. The interest rate shall be as set forth in Section 2.1.2 of the Loan Agreement. The interest rate for any sum payable hereunder which is not paid when due, other than the payment of principal due on the New Term Loan Maturity Date shall be as set forth in Section 2.6 of the Loan Agreement.
3. Prepayment. Borrower’s right to prepay this Note shall be as set forth in Section 2.4 of the Loan Agreement.
4. Certain Provisions Regarding Payments. All payments made as scheduled on this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, unpaid principal, and any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its discretion. All prepayments on this Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal installments, and any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its discretion, including but not limited to application to principal installments in the inverse order of maturity. Except to the extent that specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness in such manner and order as Lender may elect in its discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Remittances in payment of any part of the indebtedness other than in the required amount in immediately available Dollars shall not, regardless of any receipt or credit issued therefore, constitute payment until the required amount is actually received by the holder hereof in immediately available Dollars and shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. For purposes hereof, “Dollars” means legal tender issued by the United States of America. Acceptance by the holder hereof of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a Default (as defined in the Loan Agreement).

5. Defaults. Events of Default and remedies shall be as set forth in Section 10 of the Loan Agreement. No failure by the holder hereof to exercise, nor delay in exercising any right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of the right. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of the holder hereof to accelerate the maturity of this Note or to exercise any other right at the time or at any subsequent time, or nullify any prior exercise of any such right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.
6. Commercial Purpose. Borrower warrants that the loan evidenced by this Note is being made solely to acquire or carry on a business or commercial enterprise, and/or the Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the loan evidenced by this Note shall be construed for all purposes as a commercial loan, and is made for other than personal, family or household purposes.
7. WAIVER OF JURY TRIAL. BORROWER WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS NOTE, THE DEED OF TRUST OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
8. General Provisions. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security hereof; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security hereof; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of and venue in the U.S. District Court for the Western District of Oklahoma, and any state court sitting in the State of Oklahoma, for any suit, action or proceeding arising out of, or relating to, the enforcement of any and all obligations under this Note and the Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full.

A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. The holder of this Note may, from time to time, sell or offer to sell the loan evidenced by this Note, or interests therein, to one or more assignees or participants and is hereby authorized to disseminate any information it has pertaining to the loan evidenced by this Note, including, without limitation, any security for this Note and credit information on Borrower, any of its principals and any guarantor of this Note, to any such assignee or participant or prospective assignee or prospective participant, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such person(s) would have if such person(s) were Lender hereunder. The terms, provisions, covenants and conditions hereof shall be binding upon Borrower and the heirs, devisees, representatives, successors and assigns of Borrower. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.
Any capitalized terms not defined herein shall the meaning ascribed to such term in the Loan Agreement.
9. Notices; Time. All notices, requests, consents, approvals or demands (collectively, “Notice”) required or permitted by this Note to be given by any party to any other party hereunder shall be given in the manner set forth in Section 12.3 of the Loan Agreement.
10. No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of this Note does not exceed the maximum lawful rate from time to time in effect and applicable to this Note for so long as this Note is outstanding.
IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

PRE-PAID LEGAL SERVICES, INC. an Oklahoma corporation
/s/ Steve Williamson
By: Steve Williamson
Title:	Chief Financial Officer